UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2007

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the issuance by Digital Realty Trust, Inc. of 7,000,000 shares of its 4.375% series C cumulative convertible preferred stock, par value $0.01 per share, on April 10, 2007, Digital Realty Trust, Inc. entered into the Fifth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P. in connection with the issuance by Digital Realty Trust, L.P. to Digital Realty Trust, Inc. of 7,000,000 series C preferred units, or the preferred units. The preferred units have substantially similar rights, preferences and other privileges as the 7,000,000 shares of the series C preferred stock. Such Fifth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P., dated as of April 10, 2007, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this report by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

On April 10, 2007, Digital Realty Trust, Inc. sold 7,000,000 shares of its series C preferred stock to Credit Suisse Securities (USA) LLC, as underwriter, pursuant to an underwriting agreement dated April 4, 2007 among Digital Realty Trust, Inc., Digital Realty Trust, L.P. and Credit Suisse Securities (USA) LLC. Digital Realty Trust, Inc. also granted the underwriter an over-allotment option for an additional 1,050,000 shares of the series C preferred stock solely to fulfill over-allotments. The following is a summary description of the powers, preferences and privileges of the holders of the series C preferred stock and the general effect of the issuance of such shares on Digital Realty Trust, Inc.’s other classes of securities holders.

The series C preferred stock ranks, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of Digital Realty Trust, Inc., senior to Digital Realty Trust, Inc.’s common stock and on parity with Digital Realty Trust, Inc.’s 8.50% series A cumulative redeemable preferred stock and 7.875% series B cumulative redeemable preferred stock.

Digital Realty Trust, Inc. will pay cumulative dividends on the series C preferred stock at a rate of 4.375% per year of the $25.00 liquidation preference (equivalent to an annual rate of $1.09375 per share). Dividends on the series C preferred stock are payable quarterly in arrears on the last calendar day of each March, June, September and December, beginning on June 30, 2007. Dividends will accrue and be cumulative from and including April 10, 2007, the first date on which shares of the series C preferred stock were issued.

If Digital Realty Trust, Inc. is liquidated, dissolved or wound up, holders of shares of the series C preferred stock will be entitled to receive a liquidation preference of $25.00 per share, plus any accrued and unpaid dividends, up to but excluding the date of payment, before any payments are made to the holders of shares of Digital Realty Trust, Inc.’s common stock or holders of other shares of Digital Realty Trust, Inc. ranking junior to the series C preferred stock as to liquidation rights. The rights of the holders of shares of the series C preferred stock to receive their liquidation preference will be subject to the proportionate rights of each other series or class of Digital Realty Trust, Inc.’s capital stock ranking on parity with the series C preferred stock as to liquidation, including Digital Realty Trust, Inc.’s series A preferred stock and series B preferred stock.

The series C preferred stock is subject to Digital Realty Trust, Inc.’s right to redeem shares of the series C preferred stock in order to preserve its status as a real estate investment trust for federal income tax purposes, in whole or in part, at any time or from time to time, for cash at a redemption price equal to 100% of the $25.00 liquidation preference of the series C preferred stock to be redeemed, plus all accrued and unpaid dividends up to, but not including, the date fixed for redemption.

Holders of shares of the series C preferred stock will generally have no voting rights. However, if Digital Realty Trust, Inc. is in arrears on dividends on the series C preferred stock for six or more quarterly periods, whether or not consecutive, holders of shares of the series C preferred stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred, including Digital Realty Trust, Inc.’s series A preferred stock and series B preferred stock, and are exercisable) will be entitled to vote at a special meeting called by at least 10% of such holders or at Digital Realty Trust, Inc’s next annual meeting and each subsequent annual meeting of stockholders, for the election of two additional directors to serve on Digital Realty

Trust, Inc.’s board of directors until all unpaid dividends with respect to the series C preferred stock and any other class or series of parity preferred stock have been paid or declared or a sum sufficient for the payment thereof set aside for payment. In addition, Digital Realty Trust, Inc. may not make certain material and adverse changes to the terms of the series C preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the series C preferred stock together with the holders of all other shares of any class or series of preferred stock ranking on parity with the series C preferred stock with respect to the payment of dividends and distribution of assets upon Digital Realty Trust, Inc.’s liquidation that are entitled to similar voting rights, including Digital Realty Trust, Inc.’s series A preferred stock and series B preferred stock (voting together as a single class).

Holders may convert their shares of the series C preferred stock into shares of Digital Realty Trust, Inc.’s common stock subject to certain conditions. The conversion rate will initially be 0.5164 shares of common stock per $25.00 liquidation preference, which is equivalent to an initial conversion price of approximately $48.41 per share of common stock (subject to adjustment in certain events). On or after April 10, 2012, Digital Realty Trust, Inc. may, at its option, be able to cause some or all of the series C preferred stock to be automatically converted into shares of common stock at the then-applicable conversion rate if (1) the close sales price of Digital Realty Trust, Inc.’s common stock equals or exceeds 130% of the then applicable conversion price of the series C preferred stock for at least 20 trading days in a period of 30 consecutive trading days and (2) on or prior to the effective date of the conversion, Digital Realty Trust, Inc. has either declared and paid, or declared and set apart for payment, any unpaid dividends that are in arrears on the series C preferred stock.

If holders of shares of the series C preferred stock elect to convert their shares of the series C preferred stock in connection with a fundamental change that occurs on or prior o April 10, 2014, Digital Realty Trust, Inc. will increase the conversion rate for shares of the series C preferred stock surrendered for conversion by a number of additional shares determined based on the stock price at the time of such fundamental change and the effective date of such fundamental change, as set forth in the Articles Supplementary.

On or prior to April 10, 2014, in the event of a fundamental change when the applicable price of Digital Realty Trust, Inc.’s common stock described in the Articles Supplementary is less than $40.34 per share, then holders of shares of the series C preferred stock will have a special right to convert some or all of their series C preferred stock on the fundamental change conversion date (as defined in the Articles Supplementary) into a number of shares of Digital Realty Trust, Inc.’s common stock per $25.00 liquidation preference equal to such liquidation preference, plus an amount equal to accrued and unpaid dividends to, but not including, the fundamental change conversion date, divided by 98% of the market price (as defined in the Articles Supplementary) of Digital Realty Trust, Inc.’s common stock. In the event that holders of shares of the series C preferred stock exercise the special conversion right, Digital Realty Trust, Inc. has the right to repurchase for cash all or any part o the series C preferred stock as to which the conversion right was exercised at a repurchase price equal to 100% of the liquidation preference of the series C preferred stock to be repurchased plus an amount equal to accrued and unpaid dividends to, but not including, the fundamental change conversion date. If Digital Realty Trust, Inc. elects to exercise its repurchase right, holders of shares of the series C preferred stock will not have the special conversion right described above.

The foregoing description of the Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary filed with the Maryland State Department of Assessments and Taxation on April 9, 2007, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this report by reference. A specimen certificate for the series C preferred stock is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 9, 2007, Digital Realty Trust, Inc. filed Articles Supplementary with the Maryland State Department of Assessments and Taxation designating the powers, preferences and privileges of the series C preferred stock. A summary description of the powers, preferences and privileges of the series C preferred stock is disclosed in Item 3.03 of this Current Report on Form 8-K. The Articles Supplementary are filed as Exhibit 3.1 to this report and is incorporated in this report by reference. A specimen certificate for the series C preferred stock is filed as Exhibit 4.1 to this report and is incorporated in this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Articles Supplementary creating the Series C Preferred Stock of Digital Realty Trust, Inc.

4.1	Specimen Certificate for Series C Preferred Stock of Digital Realty Trust, Inc.

10.1	Fifth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills
General Counsel and Assistant Secretary

Date: April 11, 2007

EXHIBITS

Exhibit Number	Description
3.1	Articles Supplementary creating the Series C Preferred Stock of Digital Realty Trust, Inc.

4.1	Specimen Certificate for Series C Preferred Stock of Digital Realty Trust, Inc.

10.1	Fifth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P.